EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust II of our reports dated December 21, 2023, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended October 31, 2023. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2024

Appendix A

Fund Book	Fund	Period
Active Equity Multi-Manager Funds	Multi-Manager International Equity Fund	November 1, 2022 – October 31, 2023
Active Equity Multi-Manager Funds	Multi-Manager U.S. Small Cap Equity Fund	November 1, 2022 – October 31, 2022
GQG Partners International Opportunities Fund	Goldman Sachs GQG Partners International Opportunities Fund	November 1, 2022 – October 31, 2023
Multi-Strategy Alternatives Fund	Goldman Sachs Multi-Strategy Alternatives Fund	November 1, 2022 – October 31, 2023
Strategic Multi-Asset Class Funds	Goldman Sachs Multi-Manager Global Equity Fund	November 1, 2022 – October 31, 2023
Strategic Multi-Asset Class Funds	Goldman Sachs Multi-Manager Non-Core Fixed Income Fund	November 1, 2022 – October 31, 2023
Strategic Multi-Asset Class Funds	Goldman Sachs Multi-Manager Real Assets Strategy Fund	November 1, 2022 – October 31, 2023